UNITED STATES SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
SCHEDULE 14A
Proxy Statement Pursuant to Section 14(a) of the
Securities Exchange Act of 1934 (Amendment No. )

Filed by the Registrant ☑	Filed by a Party other than the Registrant ☐
Check the appropriate box:
☐	Preliminary Proxy Statement

☐	Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))

☐	Definitive Proxy Statement

☐	Definitive Additional Materials

☑	Soliciting Material Pursuant to §240.14a-12
Aptimus, Inc.
(Name of Registrant as Specified in its Charter)

Payment of Filing Fee (Check the appropriate box):
☑	No fee required.

☐	Fee computed on table below per Exchange Act Rules 14a-6(i)(1) and 0-11.

(1)	Title of each class of securities to which transaction applies:

(2)	Aggregate number of securities to which transaction applies:

(3)	Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (set forth the amount on which the filing fee is calculated and state how it was determined):

(4)	Proposed maximum aggregate value of transaction:

(5)	Total fee paid:

☐	Fee paid previously with preliminary materials.

☐
Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

(1)	Amount Previously Paid:

(2)	Form, Schedule or Registration Statement No.:

(3)	Filing Party:

(4)	Date Filed:

Filed by Aptimus, Inc.
Pursuant to Rule 14a-12 of the Securities Exchange Act of 1934
Subject Company: Aptimus, Inc.
Commission File No.: 000-27065

The following questions and answers were distributed to senior management of Aptimus, Inc. on August 13, 2007.

Q & A on Aptimus/Apollo Deal

What is Aptimus announcing?
We are announcing the acquisition of Aptimus, Inc. by Apollo Group. It is an all-cash offer that the Aptimus board has approved. It needs to go to a shareholder vote before anything is final. We are expecting shareholder approval that should take two to three months. Until then, and likely thereafter, it is business as usual.

Why is this happening?
Apollo is buying Aptimus as a strategic investment in furtherance of their broader efforts to position the company to best monitor, manage and control their marketing investments and brand. Apollo is Aptimus’ largest client and user of its technology, network and lead generation capabilities. Through this acquisition, Apollo is positioned in the ownership of its lead generation assets and acquires state of the art technology for data handling, ad serving and optimization. Apollo Group lead generation activities will transition to the new entity by the end of the year. Aptimus benefits from having a strong strategic partner to help us grow through increased investment and additional business.

What does this mean?
We expect Aptimus to continue to operate as an independent subsidiary. Apollo is the largest digital marketer and values the Aptimus team for their entrepreneurial spirit and vast experience in the market They recognize the Aptimus Point-of-Action platform as being a robust enterprise lead management and media optimization technology, capable of handling their substantial lead volume.

Who is the Apollo Group?
Apollo Group, Inc. has been an education provider for more than 30 years, operating the University of Phoenix, the Institute for Professional Development, the College for Financial Planning, Western International University and Insight Schools. The Company offers innovative and distinctive educational programs and services from high school through college level at 260 locations in 40 states, Puerto Rico, Alberta, British Columbia, the Netherlands, and Mexico, as well as online, throughout the world. For more information about Apollo Group, Inc. and its subsidiaries, call (800) 990-APOL or visit Apollo on the company website at: www.apollogrp.edu.

What does this mean for the Aptimus POA Network?
For Aptimus, this represents a significant opportunity to deliver our vision for next generation online advertising technologies and products to the leading educational company, while still servicing our other clients.

What happens with Aptimus’ existing education offers and clients?
The existing HVI network represents about half of the Aptimus business and about 10 percent of the overall lead volume. As such, its continued growth is vital to the success of this transaction and it therefore will be business as usual.

How will Apollo leverage the Aptimus Technology Platform and integrate it with existing Apollo systems?
Both companies have proprietary marketing automation, lead management and optimization systems with natural points of integration. The best of both will be utilized to enable the management of an end-to-end process, from inquiry to upstream data management and media sourcing, lead processing, and customer analytics.

How will this impact Aptimus business in non-EDU verticals?
Aptimus has sought to build a unique advertising network and develop unique technologies to serve direct response marketers better than any other advertising network. This acquisition is a great validation of our success, and positions us to continue that success going forward.

Who is going to run the Aptimus business?
Aptimus will become a wholly-owned subsidiary of Apollo Group led by Rob Wrubel, Aptimus’ current President & CEO, who will report to Apollo management.

What will happen to Aptimus employees?
We currently expect Apollo to offer continued employment to substantially all Aptimus employees.

Apollo Group Inc. is based in Phoenix. Will you be moving your offices from San Francisco and Seattle to Phoenix?
No, we will remain headquartered in Aptimus’ existing San Francisco corporate office and we’ll retain our engineering and product development office in Seattle.

Who will we work with moving forward?
It is business as usual and you will continue to work with the same day-to-day contacts.

What are your overall plans for Aptimus?
We will provide more information as appropriate in the future.

Additional Information
Aptimus intends to file with the Securities and Exchange Commission (the “SEC”) preliminary and definitive proxy statements and other relevant materials in connection with the merger. The proxy statement will be mailed to the shareholders of Aptimus. Before making any voting or investment decision with respect to the merger, investors and shareholders of Aptimus are urged to read the proxy statement and the other relevant materials when they become available because they will contain important information about the merger, Aptimus and Apollo. Investors and security holders may obtain free copies of these documents (when they are available) and other documents filed with the SEC at the SEC’s website at www.sec.gov.

Aptimus and its officers and directors may be deemed to be participants in the solicitation of proxies from Aptimus’ shareholders with respect to the merger. A description of any interests that these officers and directors have in the merger will be available in the proxy statement. Information concerning Aptimus’ directors and executive officers is set forth in Aptimus’ proxy statement for its 2007 annual meeting of shareholders, which was filed with the SEC on May 18, 2007. These documents are available free of charge at the SEC’s website at www.sec.gov.

In addition, Apollo Group may be deemed to have participated in the solicitation of proxies from Aptimus’ shareholders with respect to the merger. Information concerning Apollo Group’s directors and executive officers is set forth in Apollo Group’s annual report on Form 10-K for the fiscal year ended August 31, 2006. These documents are available free of charge at the SEC’s website at www.sec.gov or by going to Apollo Group’s Investor Relations page on its corporate website at www.apollogrp.edu.

Note on Forward-Looking Statements
This Q&A contains certain forward-looking statements within the meaning of federal securities laws and regulations, including without limitation statements regarding the expected closing of Apollo Group’s acquisition of Aptimus and anticipated benefits of the acquisition. These forward-looking statements involve risks and uncertainties that could cause actual results to differ materially from those anticipated by these forward-looking statements, including without limitation satisfaction of closing conditions to the acquisition by Apollo Group, the risk that Apollo Group may not realize the anticipated benefits from the acquisition, and other risks described from time to time in our filings with the SEC. In addition, see the risk factors section of our most recent annual report on Form 10-K and quarterly report on Form 10-Q filed with the SEC and all subsequent SEC filings. Aptimus assumes no obligation to update any forward-looking statement contained in this Q&A.